FOR IMMEDIATE RELEASE	CONTACT:	Christine Parker
Communications Specialist
(248) 631-5438
christineparker@trimascorp.com

TRIMAS ANNOUNCES AGREEMENT TO ACQUIRE ALLFAST FASTENING SYSTEMS
Enhances its Growing Aerospace Platform

BLOOMFIELD HILLS, Michigan, September 22, 2014 – TriMas Corporation (NASDAQ: TRS) – a diversified global manufacturer of engineered and applied products – announced today that it entered into an agreement to acquire Allfast Fastening Systems, Inc. (Allfast) for approximately $360 million. Upon closure of the transaction, Allfast will become part of the Company’s Aerospace segment, formerly known as the Aerospace & Defense segment.

Allfast is a leading global manufacturer of solid and blind rivets, blind bolts, temporary fasteners and installation tools for the aerospace industry with content on substantially all commercial, defense and general aviation platforms in production and in service. Headquartered in Southern California, Allfast generated approximately $55 million in revenue for the 12 months ended August 2014. Over the past several years, Allfast has demonstrated strong revenue growth and a profitability level that would have been accretive to TriMas’ existing aerospace businesses and to the Company overall.

The acquisition further strengthens TriMas’ growing aerospace business, is strategically aligned with the Company’s objective to grow its higher margin business platforms, and will enable the Company to better leverage expected strong growth rates in the aerospace sector. The combined product sets of Monogram Aerospace Fasteners, Mac Fasteners and Allfast uniquely position TriMas to benefit from platform-wide supply opportunities and grow at a level in excess of industry aircraft build rates. In addition, the Company’s aerospace platform will benefit from expected synergistic cost savings, including leveraging combined purchasing activities, commercial initiatives, product development efforts, and sharing of better practices between businesses. The estimated purchase price approximates a multiple of 12x to 13x projected 2015 Pro Forma EBITDA(1), which the Company expects will approximate less than 9.5x by the end of 2017.

“Adding Allfast to our aerospace platform increases our leadership and growth potential in the aerospace industry,” said Dave Wathen, President and Chief Executive Officer of TriMas Corporation. “This acquisition significantly accelerates our portfolio transformation focused on our strategic growth platforms. Allfast definitely fits the criteria – it is a well-run, high margin, strong cash flow business with a track record of revenue growth and even greater growth potential.”

Wathen continued, “Allfast is recognized in the aerospace industry as a supplier with world-class manufacturing expertise, industry-leading product quality and on-time delivery. We are excited to add this talented team to TriMas and believe that together, we can capture significant growth opportunities by providing our customers a superior, complementary product set.”

“The combination of Allfast and TriMas’ Aerospace group is a truly exciting development for our employees and customers," said Jim Randall, President of Allfast. “The transaction will dramatically expand the product offering of both businesses, allowing the combined company to better support customer needs in a time of unprecedented growth in the aerospace market. Both companies have proprietary products and processes, as well as strong application engineering and product development capabilities focused on solving customer problems. TriMas also has a similar culture of teamwork, accountability and mutual respect. I am pleased that Allfast’s long and proud legacy will enter a new chapter as part of TriMas.”

Timing and Financing
The transaction, which has been approved by the Board of Directors of both companies, is subject to customary closing conditions and receipt of regulatory approvals. Deutsche Bank provided financial advisory services to TriMas’ Board of Directors on the acquisition and Moelis & Company LLC acted as exclusive financial advisor to Allfast. TriMas expects to obtain all required regulatory clearances and close the transaction by the end of October 2014.

The acquisition will be funded through an underwritten incremental $250 million Senior Secured Term Loan A and additional borrowings under the Company’s existing $575 million Revolving Credit Facility. JP Morgan, Bank of America Merrill Lynch and Wells Fargo are acting as Joint Lead Arrangers and Bookrunners on the term loan.

TriMas Aerospace Segment
TriMas also recently ceased operations at NI Industries. NI Industries manufactured cartridge cases for the defense industry and was party to a U.S. Government facility maintenance contract. TriMas received approximately $6.7 million for the sale of certain intellectual property and related inventory and tooling. In light of this divestiture, the Company has renamed the Aerospace & Defense segment as the Aerospace segment, effective immediately.

On August 26, 2014, TriMas announced the appointment of Tom Aepelbacher, a seasoned operations leader with 30 years of experience in manufacturing, supply chain and lean initiatives, as president of this segment. The Aerospace segment designs, develops and manufactures precision engineered components to serve the growing aerospace market, and is comprised of Monogram Aerospace Fasteners, Mac Fasteners, Inc., and Martinic Engineering, Inc., as well as Allfast Fastening Systems, Inc., upon closure of the transaction.

Conference Call Information
TriMas Corporation will host a conference call today, September 22, 2014 at 8:30 a.m. ET to discuss the transaction and related matters. The call-in number is (888) 403-8872. Participants should request to be connected to the TriMas Corporation Update Call (Passcode ID #629511). The conference call will also be simultaneously webcast via TriMas' website at www.trimascorp.com, under the "Investors" section, with an accompanying slide presentation.

(1)	Pro Forma EBITDA is defined as earnings before interest, taxes, depreciation and amortization, including expected cost synergies and excluding the impact of purchase accounting costs and adjustments.

About TriMas
Headquartered in Bloomfield Hills, Michigan, TriMas Corporation (NASDAQ: TRS) provides engineered and applied products for growing markets worldwide. TriMas is organized into six reportable segments: Packaging, Energy, Aerospace, Engineered Components, Cequent APEA and Cequent Americas. TriMas has approximately 6,000 employees at more than 60 facilities in 19 countries. For more information, visit www.trimascorp.com.

About Allfast Fastening Systems, Inc.
Headquartered in City of Industry, California, Allfast is a leading manufacturer of solid and blind rivets, blind bolts, temporary fasteners and installation tooling for the aerospace industry. Allfast is proud to be certified to ISO9001:2008 and AS9100:2009 Revision C by Lloyd's Register Quality. Allfast’s continued commitment to 100% customer satisfaction and lean manufacturing has earned the company numerous customer awards, including the Boeing President's Award for Excellence, Airbus Strategic Partner Award,

Embraer Supplier of the Year Award, Lockheed's Star Supplier Award, and Bombardier Certified Supplier Award, among many others. For more information, visit www.allfastinc.com.

Cautionary Notice Regarding Forward-looking Statements
Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company’s ability to complete the acquisition on the terms described above, or other acceptable terms or at all because of a number of factors, including the failure to satisfy closing conditions, the Company’s ability to integrate Allfast and attain the expected synergies, and the acquisition being accretive, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

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